SUBLEASE

This Sublease is made and entered into as of January 11, 2022 (the **"Effective Date"**), by and between WESTERN GENERAL INSURANCE COMPANY, IN LIQUIDATION (**"Sublandlord"**), a California corporation and CRUSADER INSURANCE COMPANY, a California corporation (**"Subtenant"**).

RECITALS:

A. Sublandlord and Colorado Capital Calabasas LLC, a Delaware limited liability company (**"Landlord"**), are parties to that certain Office Lease dated August 1, 2021 (the **"Lease"**), regarding approximately 9,693 rentable square feet (**"RSF"**), consisting of approximately 4,199 RSF commonly known as Suite 100, approximately 2,024 RSF commonly known as Suite 108, and approximately 3,470 RSF commonly known as Suite 110 (collectively, the **"Premises"**) located in the building located at 5230 Las Virgenes Road, Calabasas, CA 91302 (the **"Building"**). A copy of the Lease has been delivered to Subtenant. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Lease.

B. Sublandlord and Subtenant now desire to enter into this Sublease to provide for the sublease by Sublandlord to Subtenant of a portion of the Premises upon the terms, provisions, covenants and conditions set forth in this Sublease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. **Sublease of the Subleased Premises.** Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, that portion of the Premises depicted on Exhibit A attached hereto and incorporated herein by this reference, consisting of approximately 4,199 RSF (the **"Subleased Premises"**) commonly known as Suite 100, for the Term (as hereinafter defined).

2. **Term; Early Termination Right.**

2.1 **Term.** The term (the **"Term"**) of this Sublease shall (i) commence on February 1, 2022 (the **"Sublease Commencement Date"**) and (ii) end on January 31, 2023, unless earlier terminated pursuant to any provision hereof. Any occupancy of the Subleased Premises by Subtenant prior to the Sublease Commencement Date shall be subject to all of the provisions of this Sublease.

2.2 **Early Termination Right.** Each of Sublandlord and Subtenant shall have the right to terminate this Sublease, without penalty, by providing the other party not less than thirty (30) days' prior written notice thereof, which termination shall be effective on the date occurring thirty (30) days' after the delivery of such notice or such later date as may be set forth in such notice.

3. **Financial Terms.**

3.1 **Monthly Base Rent.** Commencing as of the Sublease Commencement Date, Subtenant shall pay to Sublandlord as **"Monthly Base Rent"** for the Subleased Premises during the Term the amount of $10,539.49 per month (based on $30.12 per RSF per annum; there shall be no increases in Monthly Base Rent during the Term). Such amount shall be payable in advance on the first day of each month without deduction, setoff, notice or demand. Monthly Base Rent for any period during the Term which is for less than one month shall be a pro rata portion of the monthly installment based on the actual number of days in such month. Monthly Base Rent and all other monetary amounts payable by Subtenant to Sublandlord pursuant to this Sublease (all of which other monetary amounts shall be deemed to constitute additional rent, whether or not so specified herein) shall be payable in lawful money of the United States to Sublandlord at such place as Sublandlord may designate in writing from time to time.

3.2 **Operating Expenses.** During the Term, Subtenant shall have the obligation to pay its proportionate share of any Operating Expenses. Subtenant's proportionate share shall be 5.45% (calculated on the basis of 4,199 RSF of the Subleased Premises divided by 77,025 RSF of the Building).

3.3 **Amount Due On Execution; Security Deposit.** On the Effective Date, Subtenant shall deliver to Sublandlord a check in the amount of $20,539.49, $10,000.00 of which shall be held by Sublandlord as a security deposit (the **"Security Deposit"**) in accordance with the provisions of Paragraph 10 of the Lease, with the remaining $10,539.49 to be credited to Monthly Base Rent for February 2022. If Subtenant shall perform all of its obligations under this Sublease and return the Subleased Premises to Sublandlord at the end of the Term, Sublandlord shall return all of the remaining Security Deposit to Subtenant within thirty (30) days after the end of the Term.

4. **Use.**

4.1 **Use.** The Subleased Premises shall be used and occupied for general office purposes compatible with comparable office buildings only and for no other business or purpose whatsoever. Sublandlord hereby acknowledges and agrees that Subtenant's parent corporation, Unico American Corporation (**"Unico"**) and its subsidiaries shall be permitted to use such portion of the Subleased Premises as Unico deems necessary in its sole discretion, provided that such use does not interfere with the business and operations of Subtenant.

4.2 **Compliance with Law.** Subtenant shall, at Subtenant's expense, comply promptly with all applicable statutes, laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof with respect to the Subleased Premises. Subtenant shall not use or permit the use of the Subleased Premises in any manner that will create waste or a nuisance or which shall disturb other tenants or occupants of the Building. Subtenant shall abide by and adhere to such reasonable rules and regulations as Sublandlord may from time to time institute.

4.3 **Condition of Subleased Premises.** Subtenant hereby agrees to accept the Subleased Premises in its existing "AS IS, WHERE IS" condition as of the date of delivery of possession of the Subleased Premises, without requiring any alterations, improvements or repairs to be made by Sublandlord or at Sublandlord's expense either at the Effective Date or at any time during the Term of this Sublease, provided that upon delivery of possession, the Building systems serving the Premises shall be in good working condition and order. Sublandlord represents to Subtenant that, to Sublandlord's knowledge, the plumbing, roof, electrical, landscaping, structural, and parking areas at the Premises are in good condition and repair. At the expiration of the Term or earlier termination of this Sublease, Subtenant shall return the Subleased Premises in the same

condition as when received, reasonable wear and tear accepted. Subtenant acknowledges that neither Sublandlord nor Sublandlord's agents have made any representation or warranty as to the suitability of the Subleased Premises for the conduct of Subtenant's business, the physical condition of the Subleased Premises, the Building or the land on which the Building is located, or any other matter affecting or related to the Subleased Premises, the Building or the land on which the Building is located.

4.4 **Signage.** Subtenant, at Subtenant's sole cost and expense, shall have the right to Building standard front entrance directory signage and suite placard signage, subject to availability and Landlord's prior approval.

4.5 **Parking.** Subtenant shall be entitled to the non-exclusive use of up to 14 parking spaces (a ratio of 3.5 parking spaces per 1,000 RSF in the Subleased Premises) in the parking area located at the Premises.

4.6 **CASp.** As of the date of this Lease, the Premises has not been inspected by a Certified Access Specialist **("CASp")**. Sublandlord hereby makes the following disclosure pursuant to California Civil Code Section 1938: "A CASp can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." Sublandlord and Subtenant hereby mutually agree that, if Subtenant requests or otherwise obtains a CASp inspection of the Subleased Premises or any other area(s) within the Building (which Subtenant must request or otherwise obtain, if at all, within thirty (30) days of the date of this Sublease), then (a) Subtenant shall utilize a CASp designated by Sublandlord; (b) Subtenant's contract with the CASp shall require that a CASp's inspection report be addressed to both Sublandlord and Subtenant and expressly state that Sublandlord is a third-party beneficiary of such contract; (c) Subtenant shall pay the cost of such inspection, (d) such inspection shall occur at a time mutually agreed upon by Sublandlord and Subtenant and shall be conducted in a professional manner that does not in any way damage the Premises or the Building, (e) Subtenant shall provide Sublandlord with a copy of the CASp's report resulting from such inspection within ten (10) days of Subtenant's receipt thereof, (f) Subtenant shall keep the CASp's inspection and all information in the CASp's report confidential except as necessary to perform the necessary repairs or to comply with any disclosures required by Law, and (g) Subtenant shall, at its sole cost and expense, make all repairs necessary to correct violations of construction related accessibility standards identified by such inspection within the Subleased Premises, which repairs shall be completed in accordance with the provisions of Article 14 of the Lease and no later than one hundred twenty (120) days following the date of such CASp inspection; however, if any such repairs affect the structure of the Building, any Building systems or equipment, or the Common Areas, then such repairs will be made by Sublandlord and Subtenant shall reimburse Sublandlord for the entire cost thereof within thirty (30) days following receipt of an invoice therefor.

4.7 **Energy Disclosure.** Within fifteen (15) days of Sublandlord's written request, Subtenant shall deliver to Sublandlord such information, documents and/or authorization as Sublandlord needs in order for Sublandlord to comply with new or existing laws relating to commercial building energy usage, ratings and/or the reporting thereof.

4.8 **Early Access.** Provided it has delivered to Sublandlord evidence of all insurance required to be carried by Subtenant, Subtenant shall be permitted to enter the Subleased Premises up to fourteen (14) days prior to the anticipated Sublease Commencement Date, at no cost or expense to Subtenant, to install Subtenant's furniture, fixtures and equipment and to prepare the Subleased Premises for its occupancy.

4.9 **Subletting.** Subtenant shall have no right to sublease space in the Subleased Premises.

5. **Lease.**

5.1 This Sublease is and shall at all times be subject and subordinate to the Lease and shall be subordinate to any mortgage, deed of trust or any other hypothecation or security now or hereafter placed upon the real property of which the Subleased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.

5.2 Except as otherwise expressly provided to the contrary in this Sublease or except to the extent the terms and conditions of the Lease are inconsistent herewith, (i) all of the rights and obligations conferred and imposed by the Lease on the "Tenant" thereunder are hereby conferred and imposed upon Subtenant, and all of the rights conferred by the Lease upon the "Landlord" thereunder are hereby conferred upon Sublandlord, and (ii) the terms, provisions, covenants and conditions of the Lease are hereby incorporated herein by reference as if Sublandlord were "Landlord", Subtenant were "Tenant", and the Subleased Premises were the "Premises" thereunder. Notwithstanding the foregoing or any other provision of this Sublease to the contrary, Subtenant expressly agrees that (a) Sublandlord shall not be obligated to perform, and shall not be liable or responsible for the performance or failure of performance by Landlord of, any of the obligations of Landlord under the Lease (provided, however, that Sublandlord shall request performance of the same in writing from Landlord promptly after being requested to do so by Subtenant, and shall use Sublandlord's commercially reasonable efforts to obtain Landlord's performance), nor shall Sublandlord be deemed to make, or be liable or responsible for the breach of, any representation or warranty made by Landlord under the Lease (to the extent the same relate to the Subleased Premises or otherwise), (b) Subtenant shall not require any performance by Sublandlord hereunder with respect to the Subleased Premises which is required to be performed by Landlord for the benefit of Sublandlord under the Lease, and (c) Subtenant shall have no claim against Sublandlord for any default, breach or failure of performance or other misconduct of Landlord under the Lease or otherwise. Without limitation of the foregoing, Sublandlord shall have no obligation during the Term of this Sublease to render any services (such as those Landlord provides to Sublandlord under the Lease) to Subtenant with respect to the Subleased Premises or to expend any money for the preservation or repair of the Subleased Premises.

5.3 During the Term of this Sublease, and for all periods subsequent with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant does hereby expressly assume and agree to perform and comply with, for the benefit of Sublandlord and Landlord, each and every obligation of Sublandlord under the Lease with respect to the Subleased Premises except to the extent inconsistent with, or excluded by Section 5.10 of this Sublease. The obligations that Subtenant has assumed under this Paragraph 5.3 are hereinafter referred to as the **"Subtenant's Assumed Obligations".**

5.4 Subtenant shall indemnify, defend and hold harmless Sublandlord from and against any and all liabilities, judgments, damages, claims, demands, losses, costs and/or expenses (including, without limitation, reasonable attorneys' fees and expenses), arising out of Subtenant's

failure to comply with or perform Subtenant's Assumed Obligations.

5.5 Sublandlord represents to Subtenant that a true, correct and complete copy of the Lease has been delivered to Subtenant, that the Lease is in full force and effect and that no default exists thereunder on the part of Sublandlord or, to Sublandlord's knowledge, Landlord.

5.6 The Term shall expire and come to an end on its stated expiration date or any earlier termination hereof or concurrently with any termination of the Lease for any reason.

5.7 During the Term, Tenant shall be entitled to use (i) all of Sublandlord's furniture and equipment listed on Exhibit C attached hereto and incorporated herein by this reference and (ii) all of Landlord's furniture, equipment and inventory in the Subleased Premises as of the date possession of the Subleased Premises is delivered to Subtenant, and any reconfiguration of any of such furniture, equipment and/or inventory within the Subleased Premises shall be performed by Subtenant at its sole cost and expense. Notwithstanding the foregoing, in the event Subtenant elects not to use any of such furniture, equipment and inventory (which election must be made no later than Sublease Commencement Date), each of Sublandlord and Subtenant shall contribute $1,500.00 towards the cost of removing same from the Subleased Premises. All of the furniture, equipment and inventory Subtenant elects to use shall be surrendered at the expiration or earlier termination of the Term in the same condition as such furniture, equipment and inventory was in on the date possession of the Subleased Premises was delivered to Subtenant, reasonable and ordinary wear and tear excepted.

5.8 If and to the extent that Sublandlord's rental obligation is abated or reduced pursuant to the Lease due to a casualty, condemnation or other interference with the use of the Premises, the Monthly Base Rent and any other amounts due hereunder shall be abated or reduced in the same proportion and period as the abatement or reduction under the Lease.

5.9 Provided that Subtenant is not in default, Sublandlord shall not amend or otherwise modify the Lease in any way that would materially and adversely affect the Subleased Premises or Subtenant's rights or obligations under this Sublease, without Subtenant's prior written consent, which consent may be withheld in Subtenant's sole discretion.

5.10 Notwithstanding anything to the contrary contained herein, the provisions of the Lease set forth on **Exhibit B** attached hereto are not incorporated into this Sublease.

5.11 Notwithstanding anything to the contrary contained herein, the references to "Landlord" in the following provisions of the Lease shall be deemed to refer only to Landlord and not to Sublandlord and shall be for the benefit of Subtenant as they pertain to the Subleased Premises: Sections 1.1.2, 1.1.3, 4.2.3, 4.2.4, 4.2.5, 4.3, 4.6.3, 10.2, 29.29 and 29.32, Articles 13, 17 and 18, and Exhibits D and F.

6. Broker's Fee.

6.1 Each of Sublandlord and Subtenant each represents and warrants to the other that it has had no dealing with any real estate broker or agent in connection with the negotiation of this Sublease, and each party knows of no other real estate broker or agent who is entitled to or can claim a commission in connection with this Sublease.

6.2 Sublandlord and Subtenant agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with this Sublease.

7. **Consent.** This Sublease shall not be effective unless, within thirty (30) days of the date hereof, Landlord consents to this Sublease. Notwithstanding anything to the contrary contained in this Sublease, in each case where Landlord's consent or approval is required under the Lease, Landlord's and Sublandlord's consent or approval shall be required under this Sublease.

8. **Attorneys' Fees.** In the event that at any time after the date hereof either Sublandlord or Subtenant shall institute any action or proceeding against the other(s) relating to this Sublease, then and in that event the party not prevailing in such action or proceeding shall reimburse the prevailing party for the reasonable (i) attorneys' fees and (ii) all other costs and disbursements incurred therein by the prevailing party. In addition to the foregoing award of fees, the prevailing party shall be entitled to its attorneys' fees and costs incurred in any appeals and any post-judgment proceedings to collect and enforce the judgment.

9. **Sublandlord's Right to Perform Subtenant's Obligations.** If Subtenant fails to perform any of its obligations under this Sublease or the Lease as required by this Sublease in a manner reasonably satisfactory to Sublandlord, Sublandlord shall have the right, but not the obligation, to take any and all actions required to be taken by Subtenant pursuant to the provisions hereof or the Lease which may be necessary to prevent a default under or to assure complete compliance with the terms of this Sublease or the Lease. All costs and expenses reasonably incurred by Sublandlord pursuant to this Paragraph 9 shall be payable by Subtenant, as additional rent, within five (5) days after delivery of a statement of any such costs to Subtenant.

10. **Holding Over.** Subtenant shall not have any right to continue possession of the Subleased Premises or any part thereof after the expiration or earlier termination of this Sublease.

11. **Notices.** All notices or demands of any kind required or desired to be given by any party to the other pursuant hereto shall be given in the manner provided and to the address set forth in the Lease (unless and until a new address is specified for delivery of notices in the manner set forth in the Lease), and the address of the Subleased Premises shall be the address for receipt of notices by Subtenant. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord and Subtenant acknowledge and agree that the addresses set forth in the Summary of Basic Lease Information, Sections 10 and 11, shall be the addresses of Sublandlord and Landlord, respectively.

12. **Entire Agreement.** This Sublease contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior understandings, if any, with respect thereto. This Sublease may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by a written instrument signed by the parties or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation, other than the patties hereto and Landlord.

13. **Counterparts.** This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

14. **Governing Law, Waiver of Trial by Jury, Exclusive Jurisdiction**. This Sublease shall be construed and enforced in accordance with the laws of the State of California. Any action, dispute or proceeding related to this Sublease shall be determined by and before the Superior Court of the County of Los Angeles, State of California in the liquidation proceedings of Sublandlord now pending before such court in the matter of *Insurance Commissioner v. Western General Insurance Company, Case No. 21STCP01655* (the "Liquidation Court"). The parties agree that the Liquidation

Court is the sole court of competent jurisdiction for all matters relating to the liquidation of Sublandlord, including without limitation, any matter relating to this Sublease. The parties further understand and agree that any proceedings before the Liquidation Court do not involve any trial by jury and any right to a trial by jury is expressly waived. THE PARTIES RECOGNIZE AND AGREE THAT THE LIQUIDATION COURT IS THE PROPER AND SOLE FORUM FOR THE RESOLUTION OF ANY DISPUTE UNDER THIS SUBLEASE ARISING DURING THE PENDENCY OF THE LIQUIDATION OF SUBLANDLORD.

[Remainder of Page Intentionally Left Blank; Signatures Appear on Following Page]

IN WITNESS WHEREOF, this Sublease has been entered into by the parties hereto as of the date first written above.

SUBLANDLORD:

WESTERN GENERAL INSURANCE COMPANY, IN LIQUIDATION

By: Joe Holloway

Print Name: Joseph Holloway

Title: Deputy Liquidator

SUBTENANT:

CRUSADER INSURANCE COMPANY,
a California corporation

By: [signature]

Steven L. Shea
Title: Chairman of the Board, President and CEO

EXHIBIT A

DEPICTION OF SUBLEASED PREMISES


4,896 RS

5230 Las Virgenes Road

Ca la basas, CA

EXHIBIT B

LIST OF LEASE PROVISIONS INAPPLICABLE TO SUBLEASE

Summary of Basic Lease Information Sections 3, 4, 6, 8, 9, 12 and 14

Section 1.1.1

Section 1.2

Article 2

Article 3

Section 4.2.6

Section 14.2

Article 16

Article 21

Article 23

Article 28

Section 29.27

Exhibit A

Exhibit B

Exhibit C

EXHIBIT C

LIST OF SUBLANDLORD'S FURNITURE AND EQUIPMENT

None

LANDLORD CONSENT TO

SUBLEASE

This Consent to Sublease ("Consent") is made as of January 10, 2022, by and between COLORADO CAPITAL CALABASAS LLC, a Delaware limited liability company ("**Landlord**"), and WESTERN GENERAL INSURANCE COMPANY, IN LIQUIDATION ("**Tenant**").

RECITALS:

A. Reference is hereby made to that certain Office Lease dated August 1, 2021 (the "Lease"), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord those certain premises (the "Premises") commonly known as 5230 Las Virgenes Rd., Suites 100, 108 and 110, Calabasas, CA 91302.

B. Tenant, as Sublandlord, and Crusader Insurance Company, a California corporation (the, "Subtenant") have entered into that certain Sublease dated, for reference purposes only, as of December ___, 2021, a copy of which is attached hereto as **Exhibit A** (the "Sublease"), pursuant to which Sublandlord has agreed to sublease to Subtenant the premises known as 5230 Las Virgenes Rd., Suites 100, Calabasas, CA 91302, consisting of 4,199 square feet, (the "Sublet Premises").

C. Pursuant to Article 14 of the Lease, Sublandlord has requested Landlord's consent to the Sublease.

NOW THEREFORE, the undersigned Landlord, acting in the capacity of Lessor under the Lease, hereby consents to that certain Sublease between Tenant and Subtenant. Landlord consents to the Sublease without any waiver of any restriction(s) in the Lease concerning further assignment or subletting. Landlord certifies that, as of the date of Landlord's execution of this addendum, Tenant, including Tenant's capacity as a Sublandlord is not in default or breach of any of the provisions of the Lease, and that the Lease has not been amended or otherwise modified except as expressly set forth in the attached Sublease.

IN WITNESSWHEREOF, Landlord and Tenant have caused this Consent to be executed as of this 14th day of January 2022.

LANDLORD:
CORODARO CAPITAL CALABASSAS LLC
A Delaware limited liability company,

By: Warner World LLC,
A California limited liability company
It's Manager

By: [signature]
Norman Kravetz, Manager

Date: 1/14/22

TENANT:
WESTERN GENERAL INSURANCE COMPANY, in Liquidation

By: Joe Holloway
Joseph Holloway, Deputy Liquidator

Date: January 12, 2022